---------------------------------------------------------------------------
Exhibit 21.1 - Subsidiaries of the Registrant
---------------------------------------------------------------------------
Subsidiary Name           State of Incorporation   Name Under Which
                          or Jurisdiction          Business is Conducted
---------------------------------------------------------------------------
GraphOn NES Sub LLC       California               GraphOn Corporation
---------------------------------------------------------------------------
GraphOn Research Labs     Israel                   GraphOn Research Labs
Limited                                            Limited
---------------------------------------------------------------------------